Exhibit 10.1

AMENDMENT NO. 1 TO THE

JARDEN CORPORATION

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

WHEREAS, Jarden Corporation (the “Company”) maintains and sponsors the Jarden Corporation Amended and Restated 2003 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has the authority to amend the Plan at any time pursuant to Section 21 of the Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. A new Section 2(c) shall be added to the Plan and shall read in its entirety as follows:

“(c) In connection with the Company’s acquisition of K2 Inc. pursuant to that Agreement and Plan of Merger by and among the Company, K2 Merger Sub, Inc. and K2 Inc. (the “Transaction”) and pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual, the Company reserves an additional 196,327 Shares for grant and issuance pursuant to the Plan; provided, however, that: (i) with respect to 20,179 of these Shares, such Shares shall not be made subject to Awards under the Plan on or after May 13, 2014; (ii) with respect to 176,148 of these Shares, such Shares shall not be made subject to Awards under the Plan on or after May 11, 2016; and (iii) no such Shares shall be subject to Awards granted to individuals who were employed by the Company or any of its Subsidiaries immediately prior to the Transaction.”

2. Renumbering. The other provisions and cross-references of the Plan shall be renumbered accordingly as a consequence of the addition of a new Section 2(c).

3. Governing Law. This Agreement shall be construed and governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

4. Full force and effect of the Plan. Except as specifically amended herein, all other provisions of the Plan shall remain in full force and effect in accordance with its terms. All references in the Plan to “the Plan” shall be deemed to refer to the Plan as amended by this Amendment to the Plan.